SECURED PROMISSORY NOTE

$175,000	October 1, 2011

FOR VALUE RECEIVED, and intending to be legally bound hereby, PRO VALUE AUTOMOTIVE, CORPORATION., a Florida corporation with principal offices located at 5422 Carrier Dr., Suite 309, Orlando, Florida 32819 (the “Maker”), promises to pay to the order of DOUGLAS J. NAGEL (the “Payee”), the principal sum of One Hundred Seventy Five Thousand ($175,000) Dollars (the “Principal Amount”) together with interest thereon at a rate per annum of nine (9%) percent (the “Interest Rate”) calculated on the basis of a 365-day year, for the actual number of days elapsed (the “Indebtedness”), except that interest shall not commence to accrue until December 1, 2012.

Interest accrued at the Interest Rate shall be paid in installments by the Maker to the Payee on or before the 15th day of each month for interest accrued during the preceding month. The entire Principal Amount, together with all remaining interest thereon at the Interest Rate is due and payable in full on or before August 12, 2012 (the “Maturity Date.”)

The Indebtedness is secured by a first lien on, and security interest in 10,750,000 shares of common stock of Greencell, Inc., a Delaware public corporation (the “Greencell Stock”), which Greeencell Stock is owned by General Automotive Company, a Nevada corporation (“General Automotive.”) Payee's security rights and interests are more fully set forth in that certain Pledge and Security Agreement among Payee and General Automotive of even date herewith.

Maker may prepay the principal balance, or any portion hereof at any time, without penalty; provided that all accrued interest, fees, and costs shall remain due and payable. All payments under this Secured Promissory Note (the “Note”) shall be made by Maker without defense, set-off or counterclaim in immediately available funds and delivered to Payee at Payee’s office located at 2450 Oak Industrial Drive, Grand Rapids, Michigan 49505, or at such other place as shall be designated in writing by Payee.

The liabilities and obligations of Maker hereunder shall be unconditional without regard to the liability or obligations of any party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Payee, including without limitation, any release of any party, guarantor, or any collateral, or any extension of time, renewal, waiver of other modification. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time-to-time thereafter.

This Note shall be governed as to its validity, interpretation and effect by the internal laws of the State of Florida for contracts made and to be performed within the State of Florida. The terms of this Note may not be changed or amended orally but only by a writing signed by Payee. In any legal proceeding involving, directly or indirectly, any matter arising out of or related to this Note, or the relationship evidenced hereby or thereby, Maker, and Payee by its acceptance hereof, hereby irrevocably submits to the jurisdiction of any court in Miami-Dade county in the State of Florida or the United States District Court for the Southern District of Florida and agrees not to raise any objection to such jurisdiction or to the laying or maintaining of the venue of any such proceeding in such county.

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It shall be an event of default hereunder if: (i) any portion of the Indebtedness is not paid when due; (ii) Maker breaches any of the warranties or covenants contained in this Note, or the Pledge and Security Agreement; (iii) Maker commences a voluntary petition for bankruptcy protection pursuant tothe United States Bankruptcy Code; or (iv) there shall be commenced against Maker an involuntary petition for bankruptcy protection pursuant to the United States Bankruptcy Code and any such proceeding shall remain undismissed for a period of 60 days. Upon the occurrence of an event of default, the entire Indebtedness may become, or may be declared to be, due and payable.

Maker and endorsers of the Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and herby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

The Maker hereby agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by the Payee in the collection of the Indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies, and privileges of the Payee hereunder.  As used in this Note, the term "attorneys' fees" shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Payee in connection with the collection of the Indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre- and post judgment or bankruptcy proceedings

If any provision of this Note shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, intending to be legally bound hereby Maker has caused this Note to be executed and delivered by one of its duly authorized officers, as an instrument under seal as of the day and year first above written.

PRO VALUE AUTOMOTIVE CORPORATION

By: /s/ Daniel Valladeo

DANIEL VALLADEO

Chief Executive Officer

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